FOR IMMEDIATE RELEASE DATE: JUNE 29, 2009	CONTACT: BOB READY OR RON STOWELL (513) 793-3200

LSI INDUSTRIES INC. ANNOUNCES (1) MAJOR NATIONAL

LED CROSSOVER® PROGRAM, AND (2) AGREEMENT IN PRINCIPLE

TO ACQUIRE SOLID-STATE LED ENGINEERING AND MANUFACTURING BUSINESS, AND

COMMENTS ON INTERNATIONAL LED OPPORTUNITIES AND BALANCE SHEET

Cincinnati, OH; June 29, 2009 – LSI Industries Inc. (NASDAQ: LYTS) today announced the following two developments:

•
LSI has been selected by a major petroleum/convenience store retailer to upgrade and re-image its canopy lighting, site lights, and security lighting on a nationwide basis utilizing LSI’s recently introduced solid-state LED Crossover® lighting fixtures.  In addition, LSI’s graphics division will retrofit exterior fascia graphics lighting using LED technology for the convenience stores as well as have responsibility for project management and installation activities.  The initial phase of this program will involve the conversion of over 1,100 individual retail stores.  LSI believes this program represents the largest single national conversion of conventional-to-LED based lighting ever undertaken.  Energy savings were a major motivation for this conversion program.  Work is already underway and revenues related to this new program will favorably affect fiscal year 2010.  Revenues for this phase of the project are expected to be between $22 million and $23 million.  Additional follow-on conversions for this customer’s stores not included in the initial phase are also possible later in fiscal years 2010 and 2011.

•
LSI has reached an agreement in principle to acquire a Columbus, Ohio based business, ADL Technology and related companies, that design, engineer, and manufacture custom designed circuit boards, assemblies, and sub-assemblies used in various applications including the control of solid-state LED lighting.  Subject to completion of due diligence and finalization of a definitive purchase agreement, this acquisition is expected to close during the next 30 days.  The purchase price is expected to be approximately $13 million, a significant portion of which is expected to be shares of LSI’s common stock, plus the assumption of approximately $4 million of long-term debt.  ADL has a history of profitable operations and the acquisition is expected to be accretive before giving effect to one-time transaction costs and non-cash amortization expenses.

Robert J. Ready, President and CEO, commented, “These are two very positive developments for LSI Industries.  Working together, our lighting and graphics business units were very effective in demonstrating to a major national customer the fundamental advantages and attractiveness of converting to solid-state LED lighting.  Very clearly, the interest and momentum in LED-based lighting solutions is growing rapidly. Evidence of this interest in LEDs is everywhere, from trade shows to customer inquiries, to the popular press.  LSI has taken the necessary steps to become a leader in providing advanced solid-state LED lighting products through its various Crossover® product lines which are designed to serve its core niche markets as well as the broad commercial and industrial lighting market.  Naturally, we are very pleased to have been selected to provide our new energy saving products for the largest-to-date national rollout of solid-state LED lighting.  I truly believe this is only the beginning of what will become a dominant trend as the many benefits of LED lighting drive the market.

“So as to further establish and advance our leadership position in LED lighting, we made the decision to vertically integrate our capabilities in connection with designing, engineering, and producing the solid-state electronics that control and power LEDs.  For the past two years, we and our Montreal-based engineers at LSI Saco Technologies have been working with the talented engineering and manufacturing people at ADL Technology.  As part of the LSI family, ADL will allow us to stay on the leading edge of product development while at the same time providing opportunities to drive down manufacturing costs and control delivery of key components. ADL’s capabilities will also have applications in our other LED product lines such as digital scoreboards, and advertising ribbon boards and billboards.  The owners of ADL will be joining the management team of LSI and we look forward to many benefits from this continuing relationship as we plan for the future and the resumption of growth in our markets and the general economy.”

Mr. Ready went on to say, “As I have stated in past conference calls, we have been actively developing an international presence for our LED product lines.  I am pleased to say we now have our first UK based prototype installation in place and initial reports indicate the customer is extremely pleased with the results.  As more sites are converted to LSI’s LED lighting fixtures, we will be putting in place a very aggressive marketing and sales direction.  We see the opportunity for solid-state LED lighting to serve both the domestic and international markets.  This rather dramatically expands our potential for higher sales and profits as we address export sales.  We continue to place high value on maintaining a sound and conservative balance sheet.  This will also be true after the ADL acquisition, as a significant form of consideration is expected to be LSI’s common stock.  Our balance sheet at March 31, 2009 included current assets of $89.8 million, current liabilities of $17.1 million and working capital of $72.7 million.  The current ratio was 5.26 to 1.  The Company has shareholders’ equity of $131.1 million, no long-term debt, and has borrowing capacity on its commercial bank facilities as of March 31, 2009 of $47 million.”

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,”
 “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, reliance on key customers, financial difficulties experienced by customers, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs, unexpected difficulties in integrating acquired businesses, and the ability to retain key employees of acquired businesses and any other factors that may be identified in our reports filed with the Securities and Exchange Commission, including our Form 10-K.  The Company has no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

LSI Industries is an Image Solutions company, dedicated to advancing solid-state LED technology in lighting and graphics applications. We combine integrated technology, design, and manufacturing to supply high quality, environmentally friendly lighting fixtures and graphics elements for commercial, retail and specialty niche market applications.  LSI is a U.S. manufacturer with marketing / sales efforts throughout the world with concentration currently on North American, South American, Asian, Australian, New Zealand and European markets.

Building upon its success with the Crossover® LED canopy fixture, LSI’s Lighting Segment is committed to producing affordable, high performance, energy efficient lighting products, including solid-state LED light fixtures, for indoor and outdoor use.  The Graphics Segment designs, produces, markets and manages a wide array of custom indoor and outdoor graphics programs including signage, menu board systems, decorative fixturing, LED displays and digital signage, and large format billboard and sports screens using solid-state LED technology.  In addition, we provide design support, engineering, installation and project management for custom rollout programs for today’s retail environment.  The Company’s technology R&D operation located in Montreal, Canada designs, produces and supports high performance light engines and large format billboard, sports and entertainment video screens using solid-state LED technology.

LSI’s major markets are the commercial / industrial lighting, petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts), sports and entertainment markets.  LSI employs approximately 1,200 people in facilities located in Ohio, New York, North Carolina, Kansas, Kentucky, Rhode Island, Tennessee, Texas and Montreal, Canada.  The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact either Bob Ready, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.

Additional note:    Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.